UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2007

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective September 1, 2007, Horizon Lines, Inc. (the “Company”) made the following executive promotions and realigned senior management responsibilities in connection with the Company’s reorganization of its transportation and logistics operations under two wholly owned subsidiaries, Horizon Lines, LLC and Horizon Lines Logistics, LLC.
John Keenan was promoted to President, Horizon Lines, LLC. In his new role, Mr. Keenan will be responsible for all core ocean transportation services in the Alaska, Hawaii, Guam, Micronesia and Puerto Rico markets. Mr. Keenan joined the Company in 1983 and has held numerous senior leadership positions in both sales and operations, including his most current role as Senior Vice President and Chief Transportation Officer of the Company.
Brian Taylor was promoted to President, Horizon Logistics, LLC, a new, wholly owned subsidiary of Horizon Lines, Inc. focused on integrated logistics services. Mr. Taylor’s responsibilities will include growing the Company’s logistics services capabilities and businesses, including rail, truck and distribution operations, in addition to Horizon Services Group, the Company’s technology subsidiary. Mr. Taylor has more than 23 years of service with the Company and has held several senior leadership positions, including his most current role as Senior Vice President, Sales and Marketing of Horizon Lines, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: September 6, 2007	By:	/s/ M. Mark Urbania

M. Mark Urbania Executive Vice President and Chief Financial Officer